                                                                 Exhibit 10.(e)


















                          FLORIDA PROGRESS CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


























              As Amended and Restated, Effective December 17, 1997



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                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

ARTICLE I-ESTABLISHMENT AND PURPOSE........................................1

    1.1 Restatement .......................................................1
    1.2 Purpose ...........................................................1

ARTICLE 2-DEFINITIONS

    2.1 Definitions........................................................1
    2.2 Gender and Number..................................................8

ARTICLE 3-PARTICIPATION....................................................8

    3.1 Eligibility for Participation .....................................8
    3.2 Dare of Participation .............................................8
    3.31 Duration .........................................................9
    3.4 Vesting ...........................................................9

ARTICLE 4-REGULAR BENEFITS ................................................9

    4.1 Normal Retirement Benefit .........................................9
    4.2 Early Retirement Benefit .........................................10
    4.3 Disability Retirement Benefit ....................................11
    4.4 Vested Termination Benefit .......................................12
    4.5 Change in Control ................................................13
    4.6 Form of Benefit Payment ..........................................15
    4.7 Survivor Benefit .................................................16

ARTICLE 5-SPECIAL BENEFIT PROVISIONS .....................................17

    5.1 General Principles ...............................................17
    5.2 Optional Accelerated Distribution ................................17

ARTICLE 6-BENEFICIARY DESIGNATION ........................................17

    6.1 Beneficiary Designation ..........................................17
    6.2 Amendments .......................................................18
    6.3 No Beneficiary Designation-Post-Benefit Commencement .............18
    6.4 Community Property ...............................................18
    6.5 Effect of Payment ................................................18

ARTICLE 7-FINANCING.......................................................19

    7.1 Financing.........................................................19
    7.2 No Trust Created .................................................19
    7.3 Unsecured Interest................................................19
    7.4 Rabbi-Trust.......................................................19
    7.5 Divested Subsidiary Employee Participants.........................19




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

ARTICLE 8-ADMINISTRATION..................................................19

    8.1 Administration ...................................................19
    8.2 Administrative Committee .........................................20
    8.3 Liability of Committee and Board; Indemnification ................20
    8.4 Expenses .........................................................20
    8.5 Tax Withholding...................................................20

ARTICLE 9-MISCELLANEOUS ..................................................20

    9.1 Nontransferability ...............................................20
    9.2 Amendment or Termination..........................................21
    9.3 Forfeiture of Benefits............................................21
    9.4 Applicable Law ...................................................22




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                          FLORIDA PROGRESS CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

               Amended and Restated, Effective December 17, 1997


                      ARTICLE I-ESTABLISHMENT AND PURPOSE

1.1      Restatement

         Florida Progress Corporation hereby amends and restates, effective as of December 17, 1997, an unfunded plan of deferred compensation for certain officers and other management personnel of the Company and its subsidiaries and their beneficiaries as described herein, which plan shall be known as the "Florida Progress Corporation Supplemental Executive Retirement Plan (the "Plan").

         This amendment and restatement is only applicable to active Participants as of December 17, 1997 and those who enter the Plan thereafter. For all Participants (including Spouses of such Participants) who have retired or terminated before December 17, 1997, the prior document shall govern.

1.2      Purpose

         The purpose of this Plan is to provide additional retirement benefits to a select group of officers and other management personnel with the goal of helping to attract and retain senior officers and other management personnel.


                             ARTICLE 2-DEFINITIONS

2.1      Definitions

         Whenever used hereinafter, the following terms shall have the meanings set forth below:

         (a) "ACCRUED BENEFIT" means, at any particular date, a Participant's Target Benefit, but calculated on the basis of the number of years and months of Deemed Credited Service of the Participant and the Final Average Earnings of the Participant as of such date rather than as of his or her Normal Retirement Date.

         (b) "ACTUARIAL EQUIVALENT" means, with respect to determining the amount of a benefit of equivalent value to the benefit that would otherwise have been provided to the Participant, determined on the basis of the actuarial assumptions in effect under the Retirement Plan except for the discount or interest rate which shall be one hundred twenty percent (120%) of the applicable long-term federal rate as determined under Section 1274(d) of the Code as of the date such value is computed.

         (c) "ADMINISTRATIVE COMMITTEE" means the Committee responsible for day to day administration of the Plan pursuant to Article 8.2.

         (d)      "BENEFICIARY" means the person or entity entitled under
                  Article 6 to receive any Plan benefits payable after a Participant's death.

         (e)      "BOARD" means the Board of Directors of the Company.

         (f) "CALCULATED UNDER THIS PLAN" means a calculation made as otherwise indicated but without regard to any cost-of-living adjustments occurring after retirement or other termination of employment, and calculated as a straight-life annuity without regard to the actual form of payment under the Retirement Plan or the Nondiscrimination Plan.

         (g) "CHANGE IN CONTROL" shall mean and be deemed to have occurred if:

                  (1) Any Person is or becomes the Beneficial Owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing twenty-five percent (25%) or more of the combined voting power or the Company's then outstanding securities; or

                  (2) During any period of twenty-four (24) consecutive months (not including any period prior to January 1, 1998), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or
                           (4) of this definition or any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) or the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                  (3) The shareholders of the Company approve a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were Beneficial Owners, immediately prior to such reorganization, merger or consolidation, of the combined voting power of the Company's then outstanding securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation, more than seventy-five percent (75 %) of the combined voting power of the securities of the Company resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, Immediately prior to such reorganization, merger or consolidation, of the combined voting power of the Company's securities: or

                  (4) The shareholders of the Company approve (i) the sale or disposition by the Company (other than to a subsidiary of the Company) of all or substantially all of the assets of the Company (or any Such sale or disposition is effected through condemnation proceedings), or (ii) a complete liquidation or dissolution of the Company.

                           Notwithstanding the foregoing, a Change in Control shall not include any event, circumstance or transaction which results from the action (excluding the Participant's employment activities with the Company, Florida Power Corporation or any of their respective subsidiaries) of any Person or group of Persons which includes, is directly affiliated with or is wholly or partly controlled by one (1) or more executive officers of the Company or its subsidiaries and in which the Participant actively participates.

         (h) "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.

         (i)      "COMMITTEE" means the Compensation Committee of the Board.

         (j) "COMPANY" means Florida Progress Corporation, or any successor entity.

         (k) "CONTROL DATE" means the date on which Change in Control occurs.

         (l) "CREDITED SERVICE" shall have the same meaning in this Plan as is found in the Retirement Plan; provided, that if a Participant incurs a Disability, such Disability terminates, the Participant returns to work with an Employer and the Committee determines that such person shall continue as an active Participant in this Plan upon such return to work, such Participant's Credited Service shall be increased by the time he or she had a Disability (but only to the extent such time is not otherwise included in his or her Credited Service); and provided further, that if a Participant is employed by an Employer that is not a participating employer in the Retirement Plan, "Credited Service" for such Participant means the number of years and months equal to the number of years and months of Credited Service the Participant would have had if his or her employer had been a participating employer in the Retirement Plan during the entire time of the Employer's affiliation with the Company.

         (m) "DEEMED CREDITED SERVICE" means, with respect to a Participant, the sum of the following:

                  (1)      Such Participant's Credited Service; plus

                  (2) With respect to a person who becomes eligible to participate under Article 3, the additional years and months of Credited Service, if any, awarded to the Participant by the Committee. However, in calculating the Target Percentage, any such additional years of service granted before December 17, 1997, shall be multiplied by 0.48 before being added to (1) above.

                  In awarding Deemed Credited Service under the standards set forth in this subsection (m), the Committee may establish conditions on when the additional years shall be considered to be earned and thus become effective (e.g., only upon the Participant reaching a specified age or completing a specified number of years of actual service, only on a graduated basis pursuant to a schedule approved by the Committee, etc.); and in any such event, for all purposes of this Plan, Participant shall be considered at any time only to have those years of additional service previously awarded that then have been earned under the conditions established by the Committee.

         (n) "DISABILITY" means the total and permanent disability of a Participant by reason of sickness or injury to perform all of the duties assigned to the Participant by his or her Employer, with the existence of a Disability to be determined by the Committee in its sole discretion.

         (o) "EARLY RETIREMENT DATE" means the first (1st) day of the calendar month next following the day on which the Participant has attained age fifty-five (55).

         (p) "EARNINGS" means a Participant's regular basic compensation (base salary), plus any lump sum pay increases from his or her Employer, prior to any reduction in compensation pursuant to a plan established under the authority of Section 125 or
                  Section 401 (k) of the Code and prior to any reduction for amounts deferred under a deferred compensation plan or arrangement. Any amounts deferred under a deferred compensation plan or arrangement and thus included in Earnings when earned shall not be included in Earnings when actually received.

         (q)      "EMPLOYER" means the Company or any subsidiary thereof.

         (r)      "FINAL AVERAGE EARNINGS" means the following:

                  (1) For Grandfathered Participants, on any particular date, the greater of (a) the sum of (1) the amount determined by dividing the sum of a Participant's Earnings in the highest thirty-six (36) consecutive months out of the last sixty (60) months prior to the Participant's termination of employment or other applicable date, by thirty-six (36), plus (2) the amount determined by dividing the sum of the Participant's three (3) highest MICP Awards paid or deferred during the last sixty (60) months prior to the Participant's termination of employment or other applicable date by thirty-six (36) or (b) the sum of
                           (1) the amount determined by dividing the sum of the highest three (3) calendar years of a Participant's Earnings, which do not have to be consecutive, by thirty-six (36), plus (2) the amount determined by dividing the sum of the Participant's three (3) highest MICP Awards, which do not have to be consecutive, throughout the Participant's entire career, by thirty-six (36). However, in no event shall the Final Average Earnings of any Participant decrease after such Participant's Normal Retirement Date.

                  (2) For Participants who are not Grandfathered, the sum of (1) the amount determined by dividing the sum of a Participant's Earnings in the highest thirty-six
                           (36) consecutive months out of the last sixty (60) months prior to the Participant's termination of employment or other applicable date, by thirty-six
                           (36), plus (2) the amount determined by dividing the sum of the Participant's three (3) highest consecutive MICP Awards paid or deferred during the last sixty (60) months prior to the Participant's termination of employment or other applicable date by thirty-six (36).

                  Appropriate adjustments will be made in determining Final Average Earnings (or any Participant who was not in active service for the sixty (60) months preceding his or her most recent termination of employment or ocher applicable date. For Participants with less than thirty-six (36) months of service, Final Average Earnings shall then be calculated based on Earnings and MICP Awards for all the months during which the Participant was in active service.

         (s)      "FINAL EARNINGS" means, on any particular date, the sum of
                  (1) the amount determined by dividing the Participant's Earnings in the last twelve (12) months, prior to termination, by twelve (12), plus (2) the amount determined by dividing the sum of the Participant's three (3) highest MICP Awards paid or deferred during the last sixty (60) months prior to the Participant's termination of employment by thirty-six (36). For Grandfather Participants these highest MICP Awards do not have to be consecutive; for all others the awards must be consecutive. In calculating the highest three (3) MICP Awards for Grandfathered Participants, the awards shall be the higher of target or actual MICP Award paid or deferred. Appropriate adjustments will be made in determining Final Earnings for any Participant who was not in active service for the sixty (60) months preceding his or her most recent termination of employment. Final Earnings shall then be calculated based on MICP Awards for all the months during which the Participant was in active service; Final Earnings shall equal the average determined by dividing the sum of Earnings attributed to the thirty-six (36) consecutive such months that will produce the highest such average by thirty-six (36), and for a Participant with fewer than thirty-six (36) months of service, such average shall be taken over those months in which he or she was in service. If the Participant has not earned a MICP Award due to lack of service, then the Participant's target MICP, as adjusted for short service shall be used in determining Final Earnings.

         (t) "GRANDFATHERED PARTICIPANT" means a Participant of the Plan on December 17, 1997, or who was approved to become a Participant of the Plan before December 17, 1997, even if such individual was not yet an employee of the Employer on December 17, 1997.

         (u) "GRANDFATHERED TARGET AMOUNT" means the monthly normal retirement income payable to a Participant under Section 4.01(a) of the Retirement Plan and Article IV of the Nondiscrimination Plan, but calculated under this Plan, and further calculated on the basis of the number of years and months of Deemed Credited Service (without regard to the actual number of years and months of Credited Service and not to exceed thirty-five (35) years) of the Participant and the Final Average Earnings (as defined in this Plan and not as defined in the Retirement Plan) of the Participant.

         (v) "INCENTIVE PLAN" means any annual nonstock management incentive plan paid in cash or that would have been paid in cash if not voluntarily deferred by the Participant and approved by the Committee.

         (w) "INVOLUNTARY TERMINATION" shall mean the occurrence (without the Participant's express written consent) of any one (1) of the following acts, or failures to act, unless, in the case of any act or failure to act described in clauses (1), (4) or
                  (5) below, such act or failure to act is corrected by the Company prior to the date of termination specified in the Notice of Termination given by the Participant in respect thereof not later than six (6) months after the occurrence of the event that serves as the basis for the Notice of
                  Termination:

                  (1) The assignment to the Participant of any duties or responsibilities inconsistent with the Participant's position(s) or status (including. without limitation, offices, titles, and reporting relationships) as an executive officer of the Company and/or its primary subsidiaries or a substantial or a substantial adverse alteration in the nature of the Participant's authorities, duties, responsibilities, position(s) below or otherwise:

                  (2) A reduction in the Participant's Annual Base Salary or annual bonus opportunity as in effect on the Control Date;

                  (3) The relocation of the Company's principal executive offices to a location more than thirty (30) miles from its location on the Control Date or the Company's requiring the Participant to be based anywhere other than the Company's principal Florida executive offices, except for required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations as of the Control Date;

                  (4) The failure by the Company or a subsidiary to continue in effect any pension benefit or deferred compensation plan in which the Participant participates immediately prior to any Potential Change in Control which is material to the Participant's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan or arrangement) has been made with respect to such plan, or the failure by the Company or subsidiary to continue the Participant's participation therein (or in such substitute or alternative plan or arrangement) on a basis not materially less favorable, both in terms of the amount or benefits provided and the level of the Participant's participation relative to other Participants, as existed at the time of the Potential Change in Control;

                  (5) The failure by the Company or a subsidiary to continue to provide the Participant with health and welfare benefits substantially similar to those enjoyed by the Participant under any retirement, life insurance, medical, health and accident, or disability or similar plan of the Company or a subsidiary in which the Participant was participating at the time of any Potential Change in Control, the taking of any action by the Company or a subsidiary which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of the Potential Change in Control, or the failure by the Company or a subsidiary to provide the Participant with the greater number of paid vacation days to which the Participant is entitled pursuant to the terms of the Participant's employment agreement or in accordance with the Company's or a subsidiary's normal vacation policy, in either case, as in effect at the time of the Potential Change in Control;

                  (6) Termination of the Participant by the Company or a subsidiary.

         (x) "MICP AWARD" means an award paid to a Participant under the Incentive Plan. For all purposes of this Plan, an MICP Award shall be deemed to be paid at the time and in the amount as initially provided, without regard to any deferral of payment in whole or in part, whether the deferral is a voluntary deferral by the Participant or is mandatory under the terms of the applicable plan. Any portion of an award that is deferred and thus included as part of an MICP Award as initially provided shall not be taken into account when actually received.

         (y) "NONDISCRIMINATION PLAN" means the Florida Progress Corporation Retirement Benefit Nondiscrimination Plan for Excess Benefits, as it may be amended from time to time.

         (z) "NORMAL RETIREMENT DATE" means the first (1st) day of the calendar month next following the day on which the Participant attains age sixty-five (65).

         (aa) "NOTICE OF TERMINATION" means, after a Change in Control, a notice given by the Participant which shall indicate the specific termination provisions under 2.1 (w) relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated. This notice shall be given not less than fifteen
                  (15) days nor more than sixty (60) days before the termination date.

         (bb) "PARTICIPANT" means any officer or other management employee of an Employer who meets the eligibility requirements of the Plan, as set forth in Article 3, to be and become a Participant, and who continues to meet such requirements.

         (cc) "PERSON" shall have the meaning ascribed thereto in Section 3(a)(9) of the Exchange Act, as modified, applied and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a company owned, directly or indirectly, by the stockholders of the Company in substantially the same character and proportions as their ownership of stock of the Company.

         (dd) "PLAN" means the Florida Progress Corporation Supplemental Executive Retirement Plan, as it is set forth herein and as it may be amended from time to time.

         (ee) "POTENTIAL CHANGE IN CONTROL" shall mean and be deemed to have occurred if:

                  (1) The Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                  (2) The Company or any Person publicly announces an intention to take actions which, if consummated, would constitute a Change in Control; and/or

                  (3) Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities, or any person increases such Person's beneficial ownership of such securities by ten (10) percentage points or more over the percentage so owned by such Person on December 31, 1997.

                  (4) The Executive Committee of the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

         (ff) "RETIREMENT PLAN" means before January 1, 1998 the Employees' Retirement Plan or Florida Progress Corporation, and after January 1, 1998 the Retirement Plan for Exempt and Nonexempt Employees of Florida Progress Corporation, as may be amended from time to time.

         (gg) "SOCIAL SECURITY" means estimated Social Security benefits: if the Participant's termination of employment occurs before the Participant attains age fifty-five (55), the Participant's future earnings are assumed to continue until his or her Normal Retirement Date at the same rate as they were immediately prior to the termination, and if the Participant's termination of employment occurs at or after the time the Participant attains age fifty-five (55), the Participant's future earnings are assumed to be zero (0).

         (hh) "SPOUSE" means the person to whom a Participant is legally married at the time his or her benefits commence.

         (ii) "TARGET AMOUNT" means the product of the Participant's Final Average Earnings multiplied by the Target Percentage.

         (jj) "TARGET BENEFIT" means the greater of the Target Amount or the Grandfathered Target Amount.

         (kk)     "TARGET PERCENTAGE" shall be equal to the following:

                  (1) For Grandfathered Participants, three and three quarters percent (3.75%) times the Participant's years and months of Deemed Credited Service, not to exceed sixty percent (60%), and

                  (2) For all Participants who are not Grandfathered, three percent (3%) times the Participant's years and months of Deemed Credited Service, not to exceed sixty percent (60%).

         (ll) "YEARS OF PARTICIPATION" means the number of twelve (12) month periods from the date the Participant is designated as eligible to participate by the Committee under Section 3.1.

2.2      Gender and Number

         Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


                            ARTICLE 3-PARTICIPATION

3.1      Eligibility for Participation

         The Committee shall have the exclusive right to designate which officers or other management employees of an Employer shall be eligible to participate in this Plan. Participation shall be limited to a select group of management or highly compensated employees and is subject to change by the Committee from time to time.

3.2      Date of Participation

         Each retired or active officer or other management employee who was a Participant in this Plan shall remain as a Participant. Thereafter, each officer or other management employee who becomes eligible to participate in this Plan under Section 3.1 shall become a Participant on such date as may be designated by the Committee.

3.3      Duration

         An officer or other management employee who becomes a Participant shall continue to be a Participant until the earlier of (a) the date he or she is no longer employed by an Employer, or (b) the effective date of a determination by the Committee that he or she shall not accrue additional benefits under this Plan; provided, in either case, that if a Participant is then vested in benefits under the Plan, he or she shall continue as a Participant (even though not accruing additional benefits) for the purpose of receiving his or her then accrued vested benefits pursuant to the provisions of this Plan.

3.4      Vesting

         All Grandfathered Participants shall be one hundred percent (100%) vested in their Accrued Benefits. All other Participants shall be vested based on the Years of Participation as set out below:


                  YEARS OF PARTICIPATION            VESTED PERCENTAGE
                  ----------------------            -----------------

                  1 BUT LESS THAN 2                          20%
                  2 BUT LESS THAN 3                          40
                  3 BUT LESS THAN 4                          60
                  4 BUT LESS THAN 5                          80
                  5 OR MORE                                 100


         Notwithstanding the foregoing, a Participant shall also become one hundred percent (100%) vested in his or her Accrued Benefit, even if the foregoing conditions have not been satisfied, at the time of the Participant's termination of employment by reason of Disability or death; the occurrence of a Change in Control; or the termination of this Plan.


                           ARTICLE 4-REGULAR BENEFITS

4.1      Normal Retirement Benefit

         (a) ELIGIBILITY. A Participant whose employment with his or her Employer terminates at or after attaining age sixty-five (65) shall be eligible for a normal retirement benefit under this
                  Section 4.1.

         (b) AMOUNT. A Participant who is eligible for a benefit under subsection (a) above shall be entitled to receive a monthly normal retirement benefit for his or her life equal to the amount by which (1) below exceeds (2) below:

                  (1) This amount equals the Participant's vested Accrued Benefit as of the date of his or her retirement, with no increase for payment beginning after the Participant's Normal Retirement Date.

                  (2) This amount equals the sum of (i) the monthly normal retirement income payable to the Participant under the Retirement Plan and the Nondiscrimination Plan (adjusted as provided for in Section 5.1 (c)), without regard to any post-retirement increases in such benefit, plus (ii) the monthly amount equal to Fifty percent (50%) of the Participant's primary Social Security benefit, without regard to any subsequent increases in such benefit.

         (c) COMMENCEMENT OF PAYMENT. Monthly normal retirement benefit payments shall commence on the first (1st) of the month following the Participant's date of termination and shall continue to be paid for the life of the Participant.

4.2      Early Retirement Benefit

         (a) ELIGIBILITY. A Participant whose employment with his or her Employer terminates (for reasons other than Normal Retirement, death or Disability) at or after his or her Early Retirement Date shall be eligible for an early retirement benefit under this Section 4.2.

         (b) AMOUNT. A Participant who is eligible for a benefit under subsection (a) above shall be entitled to receive a monthly early retirement benefit for his or her life equal to the amount by which (1) below exceeds (2) below:

                  (1) This amount equals the Participant's vested Accrued Benefit as of the date of his or her retirement, reduced for early payment as provided in Section 4.2(c).

                  (2) This amount equals the sum of (i) the monthly early retirement income payable to the Participant under the Retirement Plan and the Nondiscrimination Plan (adjusted as provided for in Section 5. 1 (c)), without regard to any post-retirement increases in such benefit, plus (ii) fifty percent (50%) of the Participant's monthly primary Social Security benefit, assuming such payments begin at the earliest date Social Security is allowed or, if later, the date of the Participant's early retirement benefit commencement (without regard to any subsequent increases in such benefit). For Grandfathered Participants, the Social Security offset under this subsection (b)(2)(ii) shall not be applied until the Participant is eligible for Social Security, and for all other Participants the offset shall be made regardless of Participant's eligibility for Social Security.

         (c) Reduction for Early Payment. The amount of the Participant's Accrued Benefit determined under Section 4.2(b)(1) shall be reduced to the extent payment of the Participant's early retirement benefit begins before the Participant's Normal Retirement Dare. Such reduced amount shall be computed by multiplying the Participant's Accrued Benefit as so determined by the factor set forth below based on the Participant's years and months of age and service at the time payment begins and the date when the Participant entered the
                  Plan:


               AGE WHEN              FACTOR FOR             FACTOR FOR
            PAYMENT BEGINS          PARTICIPANTS           PARTICIPANTS
                                   GRANDFATHERED         NOT GRANDFATHERED
         --------------------   -------------------   -----------------------

                  64                    1.00                   1.00
                  63                    1.00                   1.00
                  62                    1.00                   1.00
                  61                    1.00                   1.00
                  60                    1.00                   1.00
                  59                     .97                   .95
                  58                     .94                   .90
                  57                     .91                   .85
                  56                     .88                   .80
                  55                     .85                   .75
         ====================   ===================   =======================


         If the Participant has thirty-five (35) years of actual Credited Service at termination or retirement, the early reduction factor above shall be one (1).

         (d) COMMENCEMENT OF PAYMENT. Monthly early retirement benefit payments shall commence on the first (1st) day of the calendar month following the Participant's Normal Retirement Date under this Plan unless the Participant elects an alternative earlier commencement date. Such election must be made at least six (6) months prior to the elected benefit commencement date.

4.3      Disability Retirement Benefit

         (a) ELIGIBILITY. A Participant whose employment with his or her Employer terminates due to a Disability prior to his or her Normal Retirement Date shall be eligible for a disability retirement benefit under this Section 4.3; provided, however, that a Participant shall not be entitled to receive and/or to continue receiving any Disability benefits under this Plan unless the Committee has determined in its sole discretion that a Disability exists and continues. To this end, the Committee may require the Participant to submit to a medical examination or a series of medical examinations at any time and from time to time to determine his or her eligibility and/or continued eligibility for a disability benefit. The failure of the Participant to submit to any such examination shall be sufficient grounds for the denial of a disability benefit and/or the continuation thereof.

         (b) AMOUNT. A Participant who is eligible for a benefit under subsection (a) above shall be entitled to receive a monthly disability retirement benefit for his or her life (or if his or her Disability terminates prior to the Participant's Normal Retirement Date, until his or her Disability terminates) equal to the amount by which (1) below exceeds
                  (2) below:

                  (1) This amount equals the Participant's Final Earnings as of the date of the termination of his or her employment by reason of Disability times seventy percent (70%).

                  (2) This amount equals the sum of (i) the monthly income payable to the Participant under the Retirement Plan and the Nondiscrimination Plan (adjusted as provided for in Section 5. 1 (c)), without regard to any post-termination increases in such benefit, plus
                           (ii) the monthly amount that would be payable to the Participant under any long-term disability plan sponsored by his or her Employer if the Participant had elected the maximum benefit option thereunder available to the Participant, without regard to the actual election, if any, made by the Participant, plus
                           (iii) fifty percent (50%) of the monthly amount payable to the Participant as his or her Social Security disability benefit if he or she is then eligible for such a benefit, or if he or she is not then eligible for a Social Security disability benefit, fifty percent (50%) of the Participant's monthly primary Social Security benefit, assuming such payments begin at the earliest date Social Security is allowed or, if later, the date of the Participant's termination of employment by reason of Disability (without regard to any subsequent increases in such benefit); provided, however, that if the Participant is not eligible for a Social Security benefit, any Social Security offset under this subsection (b)(2)(iii) shall not be applied until the Participant becomes eligible for a Social Security benefit. For purposes of (ii) above, the maximum benefit option available to a Participant is the maximum benefit option that may be elected by a Participant (the seventy percent (70%) option) in the absence of an adverse determination by the insurance carrier, or, in the case of such an adverse determination, is the maximum benefit allowed by the insurance carrier.

         (c) COMMENCEMENT OF PAYMENT. Monthly disability retirement benefit payments shall commence on the first (1st) day of the calendar month following the date of the termination of the Participant's employment by reason of Disability and shall continue to be paid for the life of the Participant or, if his or her Disability terminates prior to his or her Normal Retirement Date, until the Participant's Disability terminates. If a Participant's Disability continues through the life of the Participant, the Spouse of such Participant shall be eligible for a benefit under Section 4.7(a)(1).

         (d) TERMINATION OF DISABILITY. If the Participant's Disability ends before his or her Normal Retirement Date and either the Participant does not return to work for an Employer, or the Participant returns to work for an Employer but the Committee does not determine that such person shall continue as an active Participant in the Plan upon such return to work, the Participant shall be entitled to receive an early retirement benefit under Section 4.2 (if he or she was eligible for such a benefit on the dare his or her employment terminated by reason of Disability) or a vested termination benefit under
                  Section 4.4,and in any such case, the benefit shall be calculated as of the date the Participant's employment terminated by reason of Disability. Any early retirement benefit or vested termination benefit referred EO in the first sentence of this subsection (d) shall begin on the first (1st) day of the calendar month immediately following the later of the Participant's termination (if applicable, after the Participant's Disability ends) or Normal Retirement Date. The Participant may elect an earlier commencement pursuant to Section 4.2(d) or 4.4(c), but in no case shall benefits commence before the First (1st) day of the calendar month immediately following the later of the Participant's termination of employment or fifty-fifth (55th) birthday.

4.4      Vested Termination Benefit

         (a) ELIGIBILITY. A Participant whose employment with his or her Employer terminates at or after the time he or she has a vested Accrued Benefit under this Article 4, but who is not otherwise entitled to a benefit under this Article 4, shall be eligible for a vested termination benefit under this
                  Section 4.4.

         (b) AMOUNT. A Participant who is eligible for a benefit under subsection (a) above shall be entitled to receive a monthly vested termination benefit for his or her life equal to the amount by which (1) below exceeds (2) below:

                  (1) This amount equals the Participant's vested Accrued Benefit as of the date of his or her termination of employment.

                  (2) This amount equals the sum of (i) the monthly income payable to the Participant under the Retirement Plan and the Nondiscrimination Plan (adjusted as provided for in Section 5. 1(c)), without regard to any post-termination increases in such benefit, plus
                           (ii) fifty percent (50%) of the Participant's monthly primary Social Security benefit, assuming such payments begin at the earliest date Social Security, is allowed or, if later, the date of the Participant's benefit commencement (without regard to any subsequent increases in such benefit). For Grandfathered Participants, the Social Security offset under this subsection (b)(2)(ii) shall not be applied until the Participant is eligible for Social Security, and for all other Participants the offset shall be made regardless of Participant's eligibility for Social Security.

         (c.) COMMENCEMENT OF PAYMENT. Monthly vested termination benefit payments shall commence on the first (1st) day of the calendar month next following the day the Participant attains his or her Normal Retirement Date or, if the termination of employment occurs thereafter, on the first (1st) day of the calendar month next following the date of such termination of employment, and shall continue to be paid for the life of the Participant. However, the Participant may elect an alternative earlier commencement date as long as such election is made six (6) months prior to the date benefits commence. Such early payments shall be reduced by the factor in Section 4.2(c).

4.5      Change in Control

         (a) ELIGIBILITY. If any Participant is Involuntarily Terminated within twenty-four (24) months of a Change in Control, or if a Grandfathered Participant is Involuntarily Terminated within thirty-six (36) months of a Change in Control, then such Participant shall be eligible for a benefit under this section. Grandfathered Participants who terminate in the thirteenth (13th) month after consummation of a Change in Control for any reason, shall also be eligible for a benefit under this section.

         (b) AMOUNT. The amount of the benefit shall be calculated pursuant to Section 4.2(b) and (c) with the following adjustments:

                  (1)      The Grandfathered Participant shall be granted Five
                           (5) additional years of Determined Credited Service, all others shall be granted three (3) additional years of Determined Credited Service.

                  (2) The greater of Final Earnings or Final Average Earnings shall used in determining the benefit.

                  (3) The Social Security benefit offset in 4.2(b)(2)(ii) shall be disregarded and not added to the benefits in 4.2(b)(2)(i).

         (c) COMMENCEMENT OF PAYMENT. Monthly retirement benefit payments shall commence on the first (1st) day of the calendar month next following the day the Participant attains age fifty-five
                  (55) or, if the termination of employment occurs thereafter, on the first (Is:) day of the calendar month next following the date of such termination of employment and shall continue to be paid for the life of the Participant. However, the Participant may delay the commencement of benefits under this section if such election is made at least six (6) months prior to when such benefits would have commenced without such election.

         (d) ADDITIONAL PAYMENT. A Participant who is eligible for a benefit under subsection (a) above also shall be entitled to receive the amount described below to the extent applicable to payments from this Plan:

                  (1) Notwithstanding any other provisions of this Plan, in the event that any payment or benefit received or to be received by the Participant in connection with a Change in Control or the termination of the Participant's employment (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company or any of its subsidiaries, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the severance payments, being hereinafter called "Total Payments") would subject the Participant to the excise tax imposed under
                           Section 4999 of the Code or any successor section thereto (the "Excise Tax"), the Company shall pay to the Participant an additional amount (the "Gross-Up Payment") such that the net amount retained by the Participant, after deduction of any Excise Tax on the Total Payments from this Plan and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 4.5(d) shall be equal to the payments under Section 4.5(b) of this Plan. It is anticipated that Participants will receive Gross-Ups for payment from other sources and that the Gross-Up under this Plan is only for those taxes attributed to payments under Section 4.5 of this Plan.

                  (2) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) the Total Payments shall be treated as "parachute payments within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of
                           Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, in the opinion of tax counsel selected by the Company's general counsel and reasonably acceptable to the Participant, such Total Payments (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of
                           Section 28OG(b)(4)(9) of the Code, in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (ii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For Purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and applicable state and local income taxes at the highest marginal rate of taxation, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. The Gross-Up, if any, that is due as a result of such determination shall be paid to the Participant in cash at the later of January 1 of the year in which the Excise Tax will be payable, or within thirty
                           (30) days of such computation.

                  (3) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of determination, the Participant shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of determination (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Participant with respect to such excess) at the time that the amount of such excess is finally determined. The Participant and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of any such subsequent liability for Excise Tax with respect to the Total Payments.

4.6      Form of Benefit Payment

         The supplemental retirement benefit under Sections 4.1, 4.2. 4.4 and 4.5(b) shall be paid in the Basic Form provided below unless the Participant elects an alternative form of benefit payment pursuant to the rules and procedures established by the Administrative Committee. Any alternative form shall be the actuarial equivalent of the Basic Form of benefit payment. The Basic and alternative forms of payment are as follows:

         (a) BASIC FORM OF BENEFIT PAYMENT. For Participants who are legally married on the date benefits commence, the basic form ("Basic Form") shall be a fifty percent (50%) Joint and Survivor Annuity. For all other Participants, the Basic Form shall be a Life Annuity and the only alternative form available to such Participants shall be the Ten (10) Year Certain and Life.

         (b) ALTERNATIVE FORMS OF BENEFIT PAYMENT. For Participants who are legally married on the date benefits commence, the alternative forms are as follows:

                  (1) Sixty-six and two-thirds percent (66-2/3%) Joint and Survivor.

                  (2)      Seventy-five percent (75%) Joint and Survivor.

                  (3)      One hundred percent (100%) Joint and Survivor.

         (c) ACTUARIAL EQUIVALENCE. Any alternative benefit shall be the actuarial equivalent of the Basic Form based on assumptions for actuarial equivalence in the Retirement Plan with any appropriate adjustments as determined by the Administrative Committee. For purposes of determining, the value of the fifty percent (50%) Joint and Survivor basic benefit, the Participant's Spouse shall be used, and the Spouse's life shall be used to determine the period over which any survivor benefit will be paid, regardless if his or her trust or estate is selected by the Participant as the Beneficiary.

         (d) For Participants who are legally married when benefits commence, the Administrative Committee in its sole discretion may actuarially adjust the benefit for any difference in age between the Participant and Spouse.

4.7      Survivor Benefit

         (a) PRE-BENEFIT COMMENCEMENT. In the event of the death of a Participant who was currently employed by his or her Employer and had Accrued Benefits under this Article 4 (whether or not vested at the time of death), or if the Participant had terminated or retired under this Article 4 but had not commenced payment, and the Participant is survived by a Spouse, such Spouse shall be eligible for a surviving spouse benefit under this Section 4.7. In no other circumstances shall the Spouse of a Participant or any other beneficiary of a Participant under the Retirement Plan be entitled to any benefit under this Article 4 in the event of the death of a Participant hereunder, even if survivor benefits are otherwise payable under the Retirement Plan. Also, without limitation on the foregoing, and notwithstanding anything to the contrary contained in this Section 4.7, no benefit shall be payable to a Spouse of a deceased Participant or former Participant who received during his or her lifetime a benefit under any provision of this Article 4 in the optional lump sum form in accordance with Section 5.2.

                  (1) AMOUNT. A Spouse who is eligible for a benefit under subsection (a) above shall be entitled to receive a monthly surviving spouse benefit for his or her life in an amount equal to the amount by which (i) below exceeds (ii) below:

                           (i) This amount equals fifty percent (50%) of the monthly amount the Participant was eligible to receive (even if only on a deferred basis) at the time of death under
                                    Section 4.1 (b)(1), 4.2(b)(1), 4.3(b)(1),
                                    4.4(b)(1) or 4.5(b), as the case may be, prior to the application of any applicable setoff, with no reduction for early payment. In the case of a participant who was still in the employment of his or her Employer at the time of death, this amount equals fifty percent (50%) of the Participant's Accrued Benefit as of the date of death, with no reduction for early payment.

                           (ii) This amount equals the aggregate monthly income, if any, payable to the Spouse and to any other beneficiary of the Participant under the Retirement Plan and the Nondiscrimination Plan as a result of the death of the Participant.

                  (2) COMMENCEMENT OF PAYMENT. Monthly surviving spouse benefit payments shall be payable to the Beneficiary for the life of the Spouse and shall commence the first of the month following the Participant's death.

         (b) POST-BENEFIT COMMENCEMENT. If a Participant dies after benefits have commenced, the benefit payable, if any, will be based on the election made by the Participant in Section 4.6.

                      ARTICLE 5-SPECIAL BENEFIT PROVISIONS

5.1      General Principles

         (a)      GENERAL RULE FOR OFFSET. The amount of any offset under
                  Section 4.1 (b)(2), 4.2(b)(2), 4.3(b)(2), 4.4(b)(2), 4.5(b),
                  or 4.7(a)(1)(ii), as the case may be, shall be determined by using, the amount payable to a Participant during the month in question under the Retirement Plan, the Nondiscrimination Plan and (if applicable) any long-term disability plan, taking into account in general applicable adjustments, if any, including without limitation those for deferred payment or early payment, and preretirement survivorship charges, but any such determination shall be subject to the provisions of
                  Section 5.1(c); provided, that no adjustments shall be made for any cost-of-living or similar changes on a Participant's benefits after the date that benefits begin to be paid to the Participant. A benefit may not be payable under the Retirement Plan, the Nondiscrimination Plan, and/or any long-term disability plan for all months a benefit is to be payable under this Plan. Thus, the amount of the offset may vary from month to month.

         (b) QUALIFIED DOMESTIC RELATIONS ORDER. If a Participant's Spouse or former Spouse has received or is entitled to receive a benefit under the Retirement Plan or the Nondiscrimination Plan as a result of a Qualified Domestic Relations Order, the amount of the offset applicable to the Participant shall include the amount that is so paid or is payable to the Spouse.

         (c) SPECIAL ADJUSTMENT. In determining the amount payable during the month in question under the Retirement Plan and the Nondiscrimination Plan, the benefit shall be adjusted to the form of payment elected under Section 4.6 of this Plan. In addition, the amounts determined under Sections 4.1(b)(1), 4.2(b)(1) and 4.4(b)(1) shall be adjusted if the Participant elects a form of payment other than the Basic Form. This adjustment shall be the actuarial equivalence (as set out in 4.6(c)) of the difference between the Basic Form and the form elected.

5.2      Optional Accelerated Distribution

         Notwithstanding any other provision of the Plan, at any time after termination a Participant shall be entitled to receive, upon written request to the Administrative Committee, a lump-sum distribution of the Actuarial Equivalent of the Participant's unpaid vested accrued benefits under Sections 4.1. 4.2, 4.4 and 4.5 of this Plan as of the date on which the Committee receives the written request. The accelerated distribution shall be subject to a penalty equal to ten percent (10%) of the amount that would otherwise be distributed, and that amount shall be forfeited by the Participant. The amount payable under this section shall be paid in a lump sum within sixty-five (65) days following the receipt of notice by the Administrative Committee from the Participant. No additional benefits shall be payable from this Plan to such Participant or his or her Beneficiary.


                       ARTICLE 6-BENEFICIARY DESIGNATION

6.1      Beneficiary Designation

         Subject to Section 6.4 a Participant who is legally married when benefits commence may only name their Spouse, trust or estate as the Beneficiary. All other Participants shall have the right to Designate one (1) or more persons or his or her trust or estate as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid, if any, in the event of Participant's death after benefits commence. Each Beneficiary designation shall be in a written form prescribed by the Administrative Committee and shall be effective only when filed with the Administrative Committee during the Participant's lifetime.

6.2      Amendments

         Any Beneficiary designation may be changed by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Administrative Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. If a Participant's compensation is community property, any Beneficiary designation shall be valid or effective only as permitted under applicable law.

6.3      No Beneficiary Designation-Post-Benefit Commencement

         In the absence of an effective Beneficiary Designation for a deceased Participant whose Beneficiaries are owed a benefit under 4.7(b), the Participant's designated Beneficiary shall be deemed to be:

         (a) The surviving Spouse, for Participants who were legally married when benefits commenced.

         (b) The Participant's estate, for all Participants who were not married when benefits commenced and who elected an alternative form of benefit.

6.4      Community Property

         If the Participant resides in a community property state, the following rules shall apply:

         (a) Designation by a married Participant of a Beneficiary other than the Participant's Spouse shall not be effective unless the Spouse executes a written consent that acknowledges the effect of the designation, or it is established the consent cannot be obtained because the spouse cannot be located.

         (b) A married Participant's Beneficiary designation may be changed by a Participant to his or her trust or estate with the consent of the Participant's Spouse as provided for in
                  Section 6.4(a) by the filing of a new designation with the Committee.

6.5      Effect of Payment

         The payment to the deemed Beneficiary shall completely discharge Company's obligations under this Plan.



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

                              ARTICLE 7-FINANCING

7.1      Financing

         The benefits under this Plan shall be paid out of the general assets of the Company or other Employer.

7.2      No Trust Created

         Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create or be construed to create a trust of any kind or a fiduciary relationship between any Employer and any Participant, his or her Spouse or any other person.

7.3      Unsecured Interest

         No Participant hereunder shall have any interest whatsoever in any specific asset of the Company or any other Employer. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured a general creditor of the Company or other Employer.

7.4      "Rabbi" Trust

         Notwithstanding the foregoing provisions of this Article 7, the Company and the other Employers reserve the right to create and contribute funds to a "Rabbi" trust for the purpose of paying some or all of the benefits provided under this Plan, but the existence of any such trust shall not in any way alter the relationship among the Company, any other Employer and a Participant as described in this
         Article 7.

7.5      Divested Subsidiary Employee Participants

         The liability for benefits under this Plan for any Participant, who is an employee of an Employer that is divested ("Divested Subsidiary Employee Participant") is and shall remain solely the obligation of that divested Employer. Any Divested Subsidiary Employee Participant will have no future claim to benefits under this Plan, or against assets of any related trust, if assets sufficient to fund that Divested Subsidiary Employee Participant's benefits are transferred to a plan or trust to be sponsored by the divested Employer, or if the Divested Subsidiary Employee Participant is compensated for any benefits accrued under this Plan.


                            ARTICLE 8-ADMINISTRATION

8.1      Administration

         The Committee shall have complete control over the administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect. In connection with its administration of the Plan, the Committee shall be empowered to exercise discretion, including with respect to the interpretation of the terms of the Plan and in the determination of eligibility for benefits and the amounts thereof; such discretionary determinations and interpretations shall be binding upon all Participants and others hereunder. Without limitation on the foregoing, the Committee shall be authorized to construe and interpret all of the provisions of the Plan, to adopt rules and practices concerning the administration of the same, and to make an determination necessary hereunder, all of which shall be binding and conclusive on all parties.



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

8.2      Administrative Committee

         The Administrative Committee shall consist of the Company's Chief Financial Officer, the Vice President of Human Resources and the General Counsel unless the Compensation Committee of the Board designates otherwise. The Administrative Committee shall direct the day to day administration of the Plan and shall act as agent of the Committee in the operations of the Plan.

8.3      Liability of Committee and Board; Indemnification

         To the extent permitted by law, no member of the Administrative Committee, Committee or of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own gross negligence, fraud or bad faith. The Company shall indemnify the members of the Administrative Committee, Committee and of the Board against any and all claims, losses, damages and expenses, including counsel fees incurred by them and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is determined to be attributable to their gross negligence, fraud or bad faith. The provisions of this
         Section 8.3 are not intended to be exclusive, and nothing, contained in this Section 8.3 shall in any way limit indemnification provided members of the Administrative Committee, Committee and/or members of the Board under the bylaws of the Company, by contract, by statute or otherwise.

8.4      Expenses

         The cost of payment from this Plan and the expenses of administering the Plan shall be borne by the Company and the other Employers.

8.5      Tax Withholding

         An Employer may withhold, or require the withholding of from any payment which it is required to make, any federal, state or local taxes required by law to be withheld with respect to such payment and such sum as the Employer may reasonably estimate as necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment. Upon discharge or settlement of such tax liability, the Employer shall distribute the balance of such sum, if any, to the Participant from whose payment it was withheld, or if such Participant is then deceased, to the beneficiary of such Participant. Prior to making any payment hereunder, the Employer may require such documents from any taxing authority, or may require such indemnities or surety bond, as the Employer shall reasonably deem necessary for its protection.


                            ARTICLE 9-MISCELLANEOUS

9.1      Nontransferability

         In no event shall the Company or any Employer make any payment under this Plan to any assignee or creditor of a Participant or of a beneficiary. Prior to the time of a payment hereunder, a Participant or a beneficiary shall have no rights by way of anticipation or otherwise to assign (including without limitation in connection with a divorce) or otherwise dispose of any interest under this Plan nor shall rights be assigned or transferred by operation of law.

9.2      Amendment or Termination

         (a) AMENDMENTS; TERMINATION. The Plan may be amended or terminated at any time by the Committee, and, except as provided to the contrary in subsection (b) below, no Participant or beneficiary of a deceased Participant shall have a right to receive benefits under the Plan at any time. Notice of any such amendment or termination shall be given in writing to each Participant and beneficiary of a deceased Participant having an interest in the Plan.

         (b) EFFECT ON BENEFITS. No amendment or termination of the Plan may adversely affect the benefits then payable or that may be payable in the future with respect to any Participant (without giving effect to such Plan amendment or termination) to the extent described below:

                  (1) For a Participant whose employment with his or her Employer has terminated prior to such Plan amendment or termination, the benefits then payable or to be payable to the Participant and his or her Spouse shall not be altered;

                  (2) For a Participant under Article 4 whose employment with his or her Employer has not terminated prior to such Plan amendment or termination, the amount of the Accrued Benefit as of the date of the Plan amendment or termination shall not be decreased;

                  (3) During a Potential Change in Control and after a Change in Control, any benefits payable or that could be payable under Section 4.5 as a result of such Change in Control shall not be altered.

9.3      Forfeiture of Benefits

         As a condition of receiving, benefits under this Plan, a Participant shall not, directly or indirectly, after the termination of his or her employment with an Employer:

         (a) Use or disclose any financial or business information of the Company and/or its subsidiaries obtained by the Participant during the course of his or her employment, other than information that has been previously made available to the public through normal, authorized business channels, in a manner that would be prejudicial to the interests of the Company and its subsidiaries. Notwithstanding the preceding requirements of this subsection (a), a Participant may disclose information if required by legal process or if the disclosure is protected by the Florida Whistle-blower's Act of 1986, or any similar applicable federal or state statute; or

         (b) Render any services of an advisory nature or become employed by or participant or engage in any business in competition with the Company or any of its subsidiaries. Without the prior written consent of his or her Employer. A Participant shall be considered as engaging in a business if he or she is a shareholder or other owner, or partner, director, officer, or employee of, or consultant to, the business: provided, that a Participant shall not be prohibited from owning securities of a competitor if (1) the securities owned constitute less than two percent (2%) of the competitor's total outstanding securities of the same class, and (2) the Participant does not have the power to control, direct or substantially influence the competitor's management or policies.

         Any breach of any of the foregoing conditions will result in complete forfeiture of any further benefits under the Plan for both the Participant and any surviving Spouse of the Participant. The immediately preceding sentence shall not require the forfeiture or the return of any benefit received or due prior to the breach of any of the specific conditions.

9.4      Applicable Law

         This instrument shall be construed in accordance with and governed by the laws of the State of Florida, to the extent not superseded by the laws of the United States.
















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